Exhibit 10.1

LOCK-UP AGREEMENT

December 18, 2020

Deerfield Healthcare Technology Acquisitions Corp.

780 Third Avenue

New York, New York 10017

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to a Business Combination Agreement entered into as of December 18, 2020 (the “Business Combination Agreement”) by and among Deerfield Healthcare Technology Acquisitions Corp., a Delaware corporation (“DFHT”) and the other parties thereto. Capitalized terms used and not otherwise defined herein are defined in the Business Combination Agreement and shall have the meanings given to such terms in the Business Combination Agreement.

1.	In order to induce all parties to consummate the transactions contemplated by the Business Combination Agreement, the undersigned hereby agrees that:

(a) with respect to the Founder Shares held by the undersigned, and any shares of DFHT Class A Common Stock issuable in exchange thereof, from the date hereof until the earliest of (1) twelve (12) months after the Closing Date, (2) the date on which the VWAP (as defined in the Business Combination Agreement) of DFHT Class A Common Stock is equal to or greater than $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any thirty (30)-Trading Day period commencing at least one hundred fifty (150) calendar days after the Closing Date, and (3) the date following the completion of the transactions contemplated by the Business Combination Agreement on which DFHT completes a Change of Control Transaction (as defined in the Business Combination Agreement);

(b) with respect to shares of DFHT Class A Common Stock purchased pursuant to the Deerfield PIPE and held by the undersigned (the “Deerfield PIPE Shares”), from the date hereof until the earliest of (1) nine (9) months after the Closing Date, (2) the date on which the VWAP of DFHT Class A Common Stock is equal to or greater than $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any thirty (30)-Trading Day period commencing at least one hundred fifty (150) calendar days after the Closing Date, and (3) the date following the completion of the transactions contemplated by the Business Combination Agreement on which DFHT completes a Change of Control Transaction; and

(c) with respect to the 3,360,000 shares of DFHT Class A Common Stock purchased by Deerfield Partners in the Company’s initial public offering (the “Deerfield IPO Shares”), from the date hereof until the earliest of (1) six (6) months after the Closing Date and (2) the date following the completion of the transactions contemplated by the Business Combination Agreement on which DFHT completes a Change of Control Transaction; and

(d) with respect to the shares of DFHT Class A Common Stock (i) received as Closing Date Equity Consideration, IMC Earnout Consideration or CareMax Earnout Consideration pursuant to the transactions contemplated by the Business Combination Agreement or (ii) held by any director or executive officer of DFHT immediately after the Closing (all such shares, together with the Founder Shares, and any shares of DFHT Class A Common Stock issuable in exchange thereof, the Deerfield PIPE Shares and the Deerfield IPO Shares, the “Lock-Up Shares”), from the date hereof until the earliest of (1) nine (9) months after the Closing Date, (2) the date on which the VWAP of DFHT Class A Common Stock is equal to or greater than $12.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any thirty (30)-Trading Day period commencing at least one hundred fifty (150) calendar days after the Closing Date, and (3) the date following the completion of the transactions contemplated by the Business Combination Agreement on which DFHT completes a Change of Control Transaction;

(the applicable period set forth in each of clauses (a), (b), (c) and (d), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Lockup Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

2.	The undersigned hereby authorizes DFHT to cause its transfer agent for DFHT Common Stock to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-Up Shares during the Lock-Up Period, as applicable thereto.

3.	Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence):

(a)	if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates;

(b)	as a bona fide gift or gifts;

(c)	to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned;

(d)	to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members;

(e)	to a charitable foundation controlled by the undersigned, its equity holders or any of their respective immediate family members;

(f)	if the undersigned is not a natural person, to any affiliate, subsidiary, employee, officer, director, investment fund controlled or managed by the undersigned or its affiliates, or commonly controlled or managed investment fund; or

(g)	if the undersigned is not a natural person, through distributions to limited or general partners, members, managers, equity holders, stockholders or affiliates of the undersigned or via the admission of new equity holders, partners, members or managers into any entity holding any of the Lock-Up Shares.

provided, however, that in the case of any sale or transfer pursuant to clauses (a) through (g) above, such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to DFHT, agreeing to be bound by the transfer restrictions and the other terms and conditions of this Agreement in the form attached as Exhibit A hereto.

4.	The restrictions set forth in this Agreement shall not apply to:

(a)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of Lock-Up Shares; provided, however, that such plan does not provide for the sale or transfer of Lock-Up Shares during the Lock-Up Period;

(b)	any shares of DFHT Common Stock purchased by the undersigned in the open market or in any public or private capital raising transaction of DFHT (other than the Deerfield PIPE) or otherwise any shares of DFHT Common Stock (or other securities of DFHT) other than the Lock-Up Shares; or

(c)	the inclusion of any Lock-Up Shares (but not the subsequent sale or transfer of such Lock-Up Shares) as part of any resale shelf registration statement filed pursuant to the A&R Registration Rights Agreement.

5.	The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents reasonably necessary in connection with enforcement hereof.

6.	This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. Each of DFHTA Sponsor LLC, a Delaware limited liability company (the “Sponsor”), the CareMax Representative and IMC Holdings, L.P. shall be an express third party beneficiaries of this Agreement and shall have the right to enforce the terms of this Agreement directly against the undersigned holders of Lock-Up Shares as if Sponsor, the CareMax Representative and IMC Holdings, L.P. were original parties hereto. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by DFHT, the undersigned, the Sponsor, the CareMax Representative and IMC Holdings, L.P.

7.	For the avoidance of any doubt, the parties hereto acknowledge and agree that the undersigned shall retain all of its rights as a stockholder of DFHT during the Lock-up Period, including the right to vote, and to receive any dividends and distributions in respect of, any DFHT Common Stock.

8.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

9.	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, or if such court does not have subject matter jurisdiction, in any court of the United States located in the State of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

10.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by overnight mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto.

11.	This Agreement may be executed and delivered in one or more counterparts (including by facsimile, electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

12.	This Agreement shall become effective on the Closing Date. This Agreement and the obligations of each party hereunder shall automatically terminate upon the termination of the Business Combination Agreement in accordance with its terms. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

[Signature on the following page]

Very truly yours,

DEERFIELD PARTNERS, L.P.

By:	Deerfield Mgmt, L.P.
General Partner

By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

Address:
Email:

[Signature Page to Lockup Agreement]

Very truly yours,

DFHTA SPONSOR LLC

By:	/s/ Lawrence Atinsky
Name: Lawrence Atinsky
Title: Manager

Address:
Email:

[Signature Page to Lockup Agreement]

Very truly yours,

/s/ Richard Barasch
Richard Barasch

/s/ Steven Hochberg
Steven Hochberg

/s/ Christopher Wolfe
Christopher Wolfe

/s/ Peter F. Fitzgerald
Dr. Peter F. Fitzgerald

/s/ Linda Grais
Dr. Linda Grais

/s/ David J. Shulkin
Hon. Dr. David J. Shulkin

[Signature Page to Lockup Agreement]

Very truly yours,

O.M. INVESTMENT GROUP, INC.

By:	/s/ Carlos A. de Solo
Name:	Carlos A. de Solo
Title:	Chief Executive Officer

Address:
Email:

C.G.D. INVESTMENT GROUP, INC.

By:	/s/ Alberto R. de Solo
Name:	Alberto R. de Solo
Title:	Chief Executive Officer

Address:
Email:

JOSEPH N. DE VERA, INC.

By:	/s/ Joseph N. De Vera
Name:	Joseph N. De Vera
Title:	Chief Executive Officer

Address:
Email:

NKP CAREMAX, LLC

By:	/s/ Nayan K. Pathak
Name:	Nayan K. Pathak
Title:	Manager

Address:
Email:

MOUQUIN TROTTER, INC.

By:	/s/ Benjamin Quirk
Name:	Benjamin Quirk
Title:	President

Address:
Email:

[Signature Page to Lockup Agreement]

Very truly yours,

IMC HOLDINGS, LLC

By:	/s/ William C. Lamoreaux
Name:	William C. Lamoreaux
Title:	Chief Executive Officer

Address:
Email:

[Signature Page to Lockup Agreement]

Very truly yours,

DEERFIELD HEALTHCARE TECHNOLOGY ACQUISITIONS CORP.

By:	/s/ Christopher Wolfe
Name:	Christopher Wolfe
Title:	Chief Financial Officer

[Signature Page to Lockup Agreement]

EXHIBIT A

JOINDER TO LOCK-UP AGREEMENT

The undersigned is executing and delivering this Joinder to the Lock-up Agreement by and among Deerfield Healthcare Technology Acquisitions Corp. (the “Company”) dated ___, 2020 and the other parties thereto (as the same may hereafter be amended, the “Lock-Up Agreement”).

The undersigned received Lock-Up Shares (as defined in the Lock-Up Agreement) pursuant to a transaction set forth in Section 3 of the Lock-Up Agreement. By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Lock-Up Agreement as a holder of Lock-Up Shares in the same manner as if the undersigned were an original signatory to the Lock-Up Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ________, 20__.

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By:

Its:

Address for Notices: [●]

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